SEC File No. 70-____
                                                                Exhibit K

           LARGEST POWER PLANT DIVESTITURES BY U.S. UTILITIES
                           1997 November 1999

            Largest Power Plant Divestitures

                                   Date Sale                     Total Cost
Seller              Acquirer            Announced           MW             ($ millions)

Unicom              Edison Mission      3/23/99             9.772     $4,813
                    Energy

NYSEG and           Edison Mission      8/3/98              1,896     1,800
GPU                 Energy

GPU                 Sithe               11/9/98             4,117     1,720

DQE Inc.            Orion Power    9/27/99             2,614     1,705
                    Holdings

NEES                PG&E Generating     8/6/97              5,107          1,675
                    Co.

Montana             PP&L                11/2/98             2,614     1,586
Power

Cogen Tech.         Enron          10/98               1,037     1,100

NYSEG               AES                 8/3/98              1,424     950

Central             FPL Group           1/6/98              1,185     846
Maine Power

PG&E Corp.          Southern            11/24/98            3,065     801

Southern            AES                 11/24/97            3,956     781
Cal. Edison

Consolidated        KeySpan             1/28/99             2,168     597
Edison

Consolidated        Orion Power    3/3/99              1,855     550
Edison              Holdings

Boston              Sithe               12/10/97            1,983     536
Edison

Consolidated        NRG (NSP            1/28/99             1,456     505
Edison              (Subsidiary)

PG&E Corp.          Duke                11/18/97            2,645     501

Orange &            Southern            11/24/98            1,776     480
Rockland

Northeast           NRG Energy          7/6/99              2,235          460
Utilities

Niagara             Orion Power    12/28/98       661       425
Mohawk              Holdings

San Diego           Dynegy (DYN &       12/15/98            951            356
Gas & Elec.         NRG JV)

Niagara             NRG                 12/28/98            1,360     355
Mohawk

United              Wisvest             10/6/98             1,056     272
Illuminating
